CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference in the Statement of Additional Information dated May 2, 2011 (“SAI”) of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) (the “Registrant”) included in this Post-Effective Amendment No. 39 to Registration Statement No. 033-66242 on Form N-1A of the Registrant to our report dated February 25, 2010 relating to the financial statements of Morgan Stanley Tax-Exempt Securities Trust, which reference appears in the audited financial statements dated December 31, 2010 of Invesco Tax-Exempt Securities Fund that are incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.
We also consent to the references to us as “the auditor to the predecessor fund” under the caption “Financial Highlights” in the Prospectus dated May 2, 2011, and the reference to us as “the predecessor fund’s auditor” (only with respect to the Morgan Stanley Tax-Exempt Securities Trust) under the caption “Other Service Providers — Independent Registered Public Accounting Firm” in the SAI, which are part of such Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
April 26, 2011